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                                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 9 to the registration statement on Form N-1A (the "Registration Statement") of our report dated June 29, 2001, relating to the financial statements and financial highlights which appear in the May 31, 2001 Annual Report to Shareholders of Flag Investors Equity Partners Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Semi-Annual Reports and Annual Reports" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Baltimore, Maryland
September 28, 2001